Exhibit 3.2

                                     BYLAWS
                                       OF
                            ADUDDELL INDUSTRIES, INC.

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ARTICLE I             Shareholders' Meetings................................1
         Section 1:        Annual Meeting...................................1
         Section 2:        Special Meetings.................................1
         Section 3:        Notice of Meetings...............................1
         Section 4:        Quorum...........................................1
         Section 5:        Voting...........................................1
         Section 6:        List of Shareholders.............................2
         Section 7:        Action by Written Consent of Shareholders........2
         Section 8:        Order of Business................................2

ARTICLE II            Directors.............................................2
         Section 1:        Powers...........................................2
         Section 2:        Number...........................................2
         Section 3:        Vacancies........................................3
         Section 4:        Place of Meetings................................3
         Section 5:        Regular Meetings.................................3
         Section 6:        Special Meetings.................................3
         Section 7:        Quorum...........................................3
         Section 8:        Presence at Meeting..............................3
         Section 9:        Action Without Meeting...........................3
         Section 10:       Committees of the Board..........................4
         Section 11:       Compensation.....................................4
         Section 12:       Advisory Directors...............................4

ARTICLE III           Officers and Employees................................5
         Section 1:        Election.........................................5
         Section 2:        Term, Removal and Vacancies......................5
         Section 3:        Chairman of the Board............................5
         Section 4:        Chief Executive Officer..........................5
         Section 5:        President........................................5
         Section 6:        Vice Presidents..................................6
         Section 7:        Secretary........................................6
         Section 8:        Treasurer........................................6
         Section 9:        Divisional Officers..............................6

ARTICLE IV            Stock Certificates and Transfer Books.................7
         Section 1:        Certificates.....................................7
         Section 2:        Record Ownership.................................7
         Section 3:        Transfer Agent and Registrar.....................7
         Section 4:        Lost Certificates................................7
         Section 5:        Transfer of Stock................................7
         Section 6:        Fixing Date for Determination of
                             Shareholders of Record.........................8

ARTICLE V             General Provisions....................................8
         Section 1:        Offices..........................................8
         Section 2:        Voting of Stock..................................8
         Section 3:        Notices..........................................8
         Section 4:        Waiver of Notice.................................8

ARTICLE VI            Indemnification of Officers, Directors
                         Employees and Agents...............................9
         Section 1:        Actions Other than in the Right of the
                             Corporation....................................9
         Section 2:        Actions by or in the Right of the Corporation....9
         Section 3:        Advancement of Expenses..........................9
         Section 4:        Insurance........................................9
         Section 5:        Indemnification Required........................10
         Section 6:        Entitlement; Nonexclusivity.....................10

ARTICLE VII           Amendments...........................................10

                                   ARTICLE I
                             Shareholders' Meetings

Section 1: Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time as shall be determined by the board of directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. The meeting shall be held at the principal offices of the corporation or at such other place as shall be determined by a majority of the directors.

Section 2: Special Meetings. Special meetings of shareholders may be called by the board of directors or by the president, and shall be held at such places, within or without the State of Oklahoma, as may be specified in the notice of any meeting. Further, the president, or in his absence, the secretary, shall call a special meeting at the request in writing of shareholders owning not less than ten percent (10%) of the entire capital stock of the corporation issued and outstanding and entitled to vote, provided that such request states the purpose or purposes for the proposed meeting.

Section 3: Notice of Meetings. Unless otherwise provided in the Oklahoma General Corporation Act, written notice of every meeting of shareholders stating the place, date, hour and, in the case of a special meeting, purposes thereof, shall, except when otherwise required by law, be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat; provided that such notice may be waived in writing, signed by the person entitled to notice either before or after the time stated therein. Neither the business to be transacted at nor the purpose of any meeting need be specified in such written waiver of notice.

     At any meeting at which a quorum of shareholders is present, in person or represented by proxy, the chairman of the meeting or the holders of the majority of the shares of stock present or represented by proxy may adjourn from time to time until the meeting's business is completed. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Otherwise, no notice need be given. If mailed, notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

Section 4: Quorum. The holders of a majority of the shares of stock entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of the shareholders.

Section 5: Voting. Each shareholder shall at every meeting of shareholders be entitled to one vote, in person or by proxy, for each share of stock having voting power held by such shareholder. Unless otherwise provided by law, no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. All matters other than elections shall be decided by a majority of the votes, in person or by proxy, except as otherwise required by the laws of Oklahoma. All elections of directors shall be decided by a plurality.

Section 6: List of Shareholders. Unless otherwise provided in the Oklahoma General Corporation Act, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder, and the number of shares registered in the name of each shareholder, shall be prepared by the officer in charge of the stock ledger. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are shareholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 7: Action by Written Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The board of directors may fix, in advance, the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, which shall not be more than sixty (60) days prior to the taking of such action. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 8: Order of Business. The chairman of the meeting shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion.

                                   ARTICLE II
                                    Directors

Section 1: Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 2: Number. The number of directors which shall constitute the entire board shall not be less than one (1) nor more than fifteen (15) and shall consist of one (1) director until, within the limits above specified, a different number of directors, which shall constitute the whole board, shall be determined by resolution of the board.

Section 3: Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election of the class for which each such director has been chosen and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Section 4: Place of Meetings. Board meetings may be held at such places, within or without the State of Oklahoma, as stated in these bylaws or as the board may from time to time determine or as may be specified in the call of any meetings.

Section 5: Regular Meetings. The annual meeting of the board shall be held without call or notice immediately after and at the same general place as the annual meeting of the shareholders, for the purpose of electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the board may be held without call or notice at such place and at such time as shall be fixed by resolution of the board but in the absence of such resolution shall be held upon call by the president or a majority of directors.

Section 6: Special Meetings. Special meetings of the board may be called by the chairman of the board or the president or by a majority of the directors then in office. Notice of special meetings shall be given to each director at least one
(1) day before the meeting. Such notice shall set forth the time and place of such meeting, but need not, unless otherwise required by law, state the purposes of the meeting. A majority of the directors present at any meeting may adjourn the meeting from time to time without notice other than announcement at the meeting. Notice of any special meeting may be either personally delivered or mailed to each director at his business address, by telephone, facsimile, or email. A director may, in writing, waive notice of any special meeting of the board before, at, or after the meeting and his waiver shall be deemed the equivalent of giving notice.

Section 7: Quorum. A majority of the total number of directors, excluding any vacancies, shall constitute a quorum for the transaction of business at any meeting of the board; provided, however, that in no event shall a number which is less than one-third (1/3) of the total number of directors constitute a quorum. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present. The act of a majority of directors present in person at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8: Presence at Meeting. Members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall be deemed presence in person at such meeting. Presence at a meeting waives any required notice of that meeting unless at the beginning of the meeting or promptly upon the director's arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

Section 9: Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the board or such committee.

Section 10: Committees of the Board. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation and have such name or names as may be determined from time to time by resolution adopted by the board. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time, and, furthermore, may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of such absent or disqualified member. Each such committee shall keep regular minutes of its proceedings and report the same to the board of directors as and when required. In no case shall a committee have the authority of the board of directors to:
(i) declare dividends or distributions; (ii) approve or recommend to shareholders actions or proposals required by the Oklahoma General Corporation Act to be approved by shareholders; (iii) adopt, amend, or repeal these Bylaws;
(iv) fill vacancies on the board or any committee thereof; (v) approve a plan of merger not requiring shareholder approval; (vi) reduce earned or capital surplus; (vii) authorize or approve the reacquisition of shares unless pursuant to a general formula method specified by the board; (vii) take any action in violation of the Oklahoma General Corporations Act.

Section 11: Compensation. Each director shall be reimbursed for reasonable expenses incurred in attending any meeting of the board or of any committee of which such director shall be a member. The board may by resolution allow reasonable fees to some or all of the directors for attendance at any board or committee meeting. No such payment shall preclude any directors from serving the corporation in any other capacity and receiving compensation therefor.

Section 12: Advisory Directors. The board of directors may appoint individuals who may but need not be directors, officers, or employees of the corporation to serve as members of an advisory board of directors of the corporation and may fix fees or compensation for attendance at meetings of any such advisory boards. The members of any such advisory board may adopt and from time to time may amend rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the board of directors of the corporation. The term of office of any member of the advisory board of directors shall be at the pleasure of the board of directors and shall expire the day of the annual meeting of the shareholders of the corporation. The function of any such advisory board of directors shall be to advise with respect to the affairs of the corporation.

                                  ARTICLE III
                             Officers and Employees

Section 1: Election. At the annual meeting of the board, there shall be elected such officers as may be necessary to enable the corporation to sign instruments and stock certificates which comply with the Oklahoma General Corporation Act. Such officers may include a chairman of the board, chief executive officer, a president, one or more vice presidents (who may be designated by different classes), a secretary, a treasurer and other officers. No officer need be a director. Two or more offices may be held by the same person.

Section 2: Term, Removal and Vacancies. All officers shall serve at the pleasure of the board. Any officer elected or appointed by the board may be removed at any time by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office shall be filled by the board of directors.

Section 3: Chairman of the Board. The chairman of the board, if one has been elected, shall preside at all meetings of the board, shareholders and committees of which he is a member. He shall have such powers and perform such duties as may be authorized by the board of directors.

Section 4: Chief Executive Officer. If the board of directors has elected a chairman of the board, it may designate the chairman of the board as the chief executive officer of the corporation. If no chairman of the board has been elected, or in his absence or inability to act, or if no such designation has been made by the board of directors, the president shall be the chief executive officer of the corporation. The chief executive officer shall (i) have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to any directions which may be given by the board of directors, (ii) shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the laws of the State of Oklahoma, these bylaws or action of the board of directors, and shall in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the board of directors from time to time.

Section 5: President. If the board of directors has elected a chairman of the board and designated such officer as the chief executive officer of the corporation, the president shall serve as chief operating officer and be subject to the control of the board of directors and the chairman of the board. He shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the chairman of the board. If the board of directors has not elected a chairman of the board, or if one has been elected and has not been designated the chief executive officer of the corporation, then the president shall be the chief executive officer of the corporation with the powers and duties provided in Article III, Section 4, of these bylaws. In any event, the president shall have the power to execute, and shall execute, bonds, deeds, mortgages, extensions, agreements, modification of mortgage agreements, leases and contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or by the president to some other officer or agent of the corporation. The president may sign with the secretary or an assistant secretary, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by the board of directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation. The president, in general, shall have all other powers and shall perform all other duties as may be prescribed by the board of directors from time to time.

Section 6: Vice Presidents. Each vice president shall perform such duties as may from time to time be assigned to him by the board or by the chairman or the president. In the absence or inability to act of the president, the vice president (or if there is more than one vice president, in the order designated by the board and, absent such designation, in the order of their first election to that office) shall perform the duties and discharge the responsibilities of the president.

Section 7: Secretary. The secretary shall be the keeper of the corporate records, and shall give notice of, attend, and record minutes of meetings of shareholders and directors. He shall, in general, perform all duties incident to the office of secretary and such other duties as may be assigned to him by the board or by the president. The assistant secretaries, if any, shall have such duties as shall be delegated to them by the secretary and, in the absence of the secretary, the senior of them present shall discharge the duties of the secretary.

Section 8: Treasurer. The treasurer shall be responsible for (i) the custody and safekeeping of all of the funds and securities of the corporation, (ii) the receipt and deposit of all moneys paid to the corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the corporation of all checks, drafts, notes and other obligations payable to the corporation, (iv) the disbursement of funds of the corporation under such rules as the board may from time to time adopt, (v) maintaining the general books of account of the corporation, and (vi) the performance of such further duties as are incident to the office of treasurer or as may be assigned to him by the board or by the president. The assistant treasurers, if any, shall have such duties as shall be delegated to them by the treasurer, and in the absence of the treasurer, the senior one of them present shall discharge the duties of the treasurer.

Section 9: Divisional Officers. The board may from time to time appoint officers of various divisions of the corporation. Divisional officers shall not by virtue of such appointment become officers of the corporation. Subject to the direction of the president of the corporation, the president of a division shall have general charge, control and supervision of all the business operations of his division, and the other divisional officers shall have such duties and authority as may be prescribed by the president of the division.

Section 10: Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the board may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

                                   ARTICLE IV
                      Stock Certificates and Transfer Books

Section 1: Certificates. The shares of the corporation may be uncertificated unless the board of directors declares otherwise; provided that, regardless of whether the shares are uncertificated or certificated, every shareholder shall be entitled to have a certificate in such form as the board shall from time to time approve, signed by, or in the name of the corporation by (i) the chairman of the board, if any, the president or any vice president and (ii) the treasurer, or assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the corporation. During the time in which the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each shareholder who so requests, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

     The signatures of any of the officers on a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 2: Record Ownership. A record of the name and address of the holder of each certificate (if any), the number of shares represented thereby (or the number of uncertificated shares held by such person), and the date of issuance of such shares shall be made on the corporation's books. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Oklahoma.

Section 3: Transfer Agent and Registrar. The corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board, where the shares of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices, each in charge of a registrar designated by the board, wherein such shares of stock shall be registered. To the extent authorized by the board, the same entity may serve both as a transfer agent and registrar.

Section 4: Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen, mutilated or destroyed shall give the corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss, theft, mutilation or destruction. He shall also, if required by the board, give the corporation a bond, in such form as may be approved by the board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.

Section 5: Transfer of Stock. Transfer of shares shall, except as provided in
Section 4 of this Article IV, be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

Section 6: Fixing Date for Determination of Shareholders of Record.

     (a) In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meetings, nor more than sixty (60) prior to any other action.

     (b) A determination of shareholders of record entitled to notice of and to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board may fix a new record date for the adjourned meeting.

                                   ARTICLE V
                               General Provisions

Section 1: Offices. The principal office of the corporation shall be maintained in Oklahoma City, Oklahoma, or at such other place as the board may determine. The corporation may have such other offices as the board may from time to time determine.

Section 2: Voting of Stock. Unless otherwise ordered by the board, the chairman of the board, if any, the president or any vice president shall have full power and authority, in the name and on behalf of the corporation, to attend, act and vote at any meeting of shareholders of any company in which the corporation may hold shares of stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

Section 3: Notices. Unless otherwise provided herein, whenever notice is required to be given, it shall not be construed to require personal notice, but such notice may be given in writing by depositing the same in the United States mail, addressed to the individual to whom notice is being given at such address as appears on the records of the corporation, with postage there on prepaid. Such notice shall be deemed to be given at the time when the same shall be thus deposited.

Section 4: Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
                     Indemnification of Officers, Directors
                              Employees and Agents

Section 1: Actions Other than in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

Section 2: Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3: Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein.

Section 4: Insurance. The corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.
Section 5: Indemnification Required. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 6: Entitlement; Nonexclusivity. Every such person shall be entitled, without demand by him upon the corporation or any action by the corporation, to enforce his right to such indemnity in an action at law against the corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

                                  ARTICLE VII
                                   Amendments

     These bylaws may be altered, amended or repealed or new bylaws may be adopted in accordance with the corporation's Certificate of Incorporation and the Oklahoma General Corporation Act.